D AND RESTATED
                  EXECUTIVE EMPLOYMENT AGREEMENT


           THIS EXECUTIVE EMPLOYMENT AGREE
     MENT, by and between THE AEGIS CONSUMER
     FUNDING GROUP, INC., a Delaware corpora-

     tion, with offices at 525 Washington
     Blvd., Jersey City, New Jersey 07310
     (the "Company"), and JOSEPH F. BATTIATO, residing at 125 Johanna Lane, Staten
     Island, New York 10309 (the "Execu-

     tive"), is amended and restated as of
     April 1, 1997.

               W I T N E S S E T H:

           WHEREAS, the Executive and the
     Company have entered into an Employment
     Agreement dated as of March 1, 1994, as
     amended (the "Prior Agreement"), pursu
     ant to which the Executive holds the
     office of President;

           WHEREAS, the Company has deter
     mined that it is in its best interest
     and that of its stockholders to recog-

     nize the contribution that the Executive has made and is expected to continue to make to the Company's business and to retain his services in the future;

           WHEREAS, in view of recent
     changes in the industry in which the
     Company is involved, the Company has
     determined that it is in its best
     interest and that of its stockholders to revise and restate the terms of Executive's continued employment with the Company; and

           WHEREAS, the Executive and the
     Company desire to terminate and
     supersede the Prior Agreement, except
     with respect to the amendment dated
     April 26, 1996, concerning a change in
     control of the Company, and to set forth in this Agreement the terms and condi tions of the Executive's continued employment with the Company;

           NOW, THEREFORE, in consideration
     of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

           1.  Employment.  The Company
     agrees to and does hereby continue to
     employ the Executive, and the Executive
     agrees to and does hereby accept contin
     ued employment by the Company, subject
     to the terms and conditions herein set
     forth.

           2.  Term.  The term of the Exec
     utive's employment hereunder shall com
     mence as of April 1, 1997 (the "Effec-

     tive Time") and shall terminate on April
     1, 1999 (such period hereinafter
     referred to as the "Term") unless
     terminated prior to such date.

           3.  Duties.

               (a)  During the Term, the
     Executive shall be employed as a senior
     executive officer of the Company and
     shall be in charge of and responsible
     for the general and supervisory duties
     normally and customarily attendant to
     such office in a consumer finance and
     loan servicing business and shall render such other lawful services, and exercise such powers, which are from time to time requested of him, assigned to him or vested in him by the Board of Directors of the Company (the "Board") and which are commensurate with his position as President.

               (b)  The Executive agrees
     that, during the Term, unless the Board
     shall otherwise consent, he will devote
     substantially his full time, energies,
     labor and skills to the business of the
     Company.  The Company shall provide the
     Executive with his own office space and
     appropriate administrative or clerical
     assistance, all in a location reasonably appropriate to enable the Executive to fulfill his duties, and each commen-

     surate with the Executive's position,
     duties and responsibilities.

               (c)  It is hereby
     acknowledged that, subject to Paragraph
     10 hereof, the Executive may either
     presently, or in the future, be involved in business, charitable or community activities so long as such other activities do not interfere with the performance by the Executive of his duties hereunder.

           4.  Compensation.  In
     consideration for services performed
     hereunder, the Company shall pay to the
     Executive an annual salary of $300,000,
     in installments payable in accordance
     with the Company's customary payroll
     practices.  In addition, the Company
     shall reimburse the Executive for all
     expenses reasonably incurred by him in
     connection with the performance of his
     duties hereunder and the business of the Company upon the submission to the Company of appropriate receipts there-

     for.

           The Executive acknowledges, with
     respect to the loan (the "Advance") made by the Company to the Executive in accordance with the provisions of that certain amendment, dated as of April 22, 1996, to the Prior Agreement, that
     (i) as no bonus shall become due to the
     Executive with respect to the Company's
     fiscal year ending June 30, 1997, the
     Advance shall be used as an offset
     against the Bonus (as defined under
     Section 6 hereof) to which the Executive may become entitled, and (ii) the terms of the repayment of the Advance shall otherwise remain in full force and effect. In the event that the Execu tive's employment hereunder is termi nated by the Company without Cause or by the Executive for Good Reason (as each such term is defined in Section 8 hereof), the Advance shall be a non-recourse loan to the extent the Bonus is insufficient to repay the Advance.

           5.  Vacation.  The Executive
     shall be entitled to four weeks' paid
     vacation during each twelve (12) month
     period of his employment hereunder, to
     be taken at times mutually agreeable to
     the Executive and the Company.

           6.  Bonus.

               (a)  Determination of
     Bonus Pool.  A Bonus Pool shall be
     determined for the period commencing on
     July 1, 1997 and ending on June 30, 2000
     (the "Bonus Period").

               (i)  "Consolidated Net
            After Tax Income" ("CNATI") shall
            mean, with respect to any period,
            the net after tax income of the
            Company from operations currently
            conducted by the Company (including
            for such purposes the servicing and
            origination of automobile loans or
            mortgages) before extraordinary
            items as reported on the audited
            financial statements of the Company
            with respect to such period, which
            amount shall be:  (A) increased to
            eliminate bonuses paid or payable
            hereunder; (B) reduced to eliminate
            any gain accrued on sales in such
            fiscal year with respect to securi-

            tization, whether or not any such
            securitization was effected in such
            fiscal year; (C) increased or
            reduced without duplication, to give
            effect to net cash received or
            disbursed in connection with
            securitizations; (D) adjusted to
            eliminate any income attributable to
            securitization of assets by the Com
            pany prior to the securitization
            designated as "97-1"; and (E)
            adjusted to provide for applicable
            taxes (current and deferred) on (A),
            (B), (C) and (D) above.

               (ii) An amount ("Total
            Assets") shall be determined by ag
            gregating the total weighted average
            of assets owned by the Company dur
            ing the Bonus Period, whether such
            assets are owned by the Company (in
            cluding its subsidiaries) or by a
            special purpose vehicle, excluding
            for this purpose assets owned by the
            Company prior to the securitization
            designated as "97-1".  For purposes
            of this Agreement, a "special pur-

            pose vehicle" shall be a corporation
            or other entity created for the pur
            pose of effecting securitizations in
            which the Company has a retained
            interest or which have recourse to
            the Company and which are not other-

            wise reflected as consolidated sub
            sidiaries on the Company's financial
            statements.

               (iii)     A percentage ("ROA")
            shall be determined by dividing the
            CNATI for the Bonus Period by Total
            Assets for the Bonus Period and di
            viding the quotient thereof by the
            number three (3).

               (iv) The amount of the
            Bonus Pool for the Bonus Period
            shall be determined in accordance
            with the following schedule:

               (A)  if ROA is less than
                         .5%, the Bonus Pool
                         shall be 0% of
                         CNATI;

               (B)  if ROA is at least
                         .5% but no greater
                         than .749%, the
                         Bonus Pool shall be
                         16% of CNATI in
                         excess of the amount
                         of CNATI that would
                         equal an ROA of .5%
                         (such amount of
                         CNATI equaling an
                         ROA of .5% being
                         hereinafter referred
                         to as "Base CNATI");

               (C)  if ROA is at least
                         .75% but no greater
                         than .875%, the
                         Bonus Pool shall
                         equal (x) 5% of Base
                         CNATI plus (y) 16%
                         of CNATI in excess
                         of Base CNATI;

               (D)  if ROA is at least
                         .876% but no greater
                         than .99%, the Bonus
                         Pool shall equal (x)
                         7.5% of Base CNATI
                         plus (y) 16% of
                         CNATI in excess of
                         Base CNATI;

               (E)  if ROA is at least
                         1.0% but no greater
                         than 1.249%, the
                         Bonus Pool shall
                         equal (x) 10% of
                         Base CNATI plus (y)
                         16% of CNATI in
                         excess of Base
                         CNATI;

               (F)  if ROA is at least
                         1.25% but no greater
                         than 1.499%, the
                         Bonus Pool shall
                         equal (x) 12.5% of
                         Base CNATI plus (y)
                         16% of CNATI in
                         excess of Base
                         CNATI; and

               (G)  if ROA is 1.5% or
                         more, the Bonus Pool
                         shall equal 16% of
                         CNATI.

               (b)  Allocation of Bonus
     Pool.  As soon as practicable, but no
     later than sixty (60) days following the certification of the Company's financial statements in respect of the fiscal year of the Company ending June 30, 2000, the Bonus Pool shall be allocated by the then most senior executive among Messrs.
     Angelo Appierto, Joseph Battiato, Gary
     Peiffer and Jorge Rios, in such
     individual's sole discretion, between
     (i) the Senior Executive Group, consist-

     ing of Messrs. Angelo Appierto, Joseph
     Battiato, Gary Peiffer and Jorge Rios,
     and (ii) the Executive Group, consisting of the Chief Financial Officer, any Executive Vice President and such other employees of the Company as the Chairman shall in his discretion designate;
     provided, however, that no less than 5%
     of the Bonus Pool shall be allocated to
     the Executive Group.  Except as herein-

     below provided, one-fourth (1/4) of that portion of the Bonus Pool allocated to the Senior Executive Group in accordance with the immediately preceding sentence shall be allocated to each of the mem-

     bers of the Senior Executive Group (such individual's allocation, the "Bonus"), and that portion of the Bonus Pool allocated to the Executive Group in accordance with the immediately preceding sentence shall be allocated among the members of the Executive Group as determined by the Chairman in his sole discretion. If the employment of the Executive is terminated by the Com pany without Cause or by the Executive with Good Reason, he shall be entitled to receive 100% of his Bonus at such time as the Bonus otherwise becomes pay-

     able.  If the employment of the Execu
     tive is terminated  by the Company for
     Cause or by the Executive without Good
     Reason (A) during the first year of the
     Term, the Executive's right to receive
     any portion of the Bonus shall be for
     feited or (B) during the second year of
     the Term, he shall be entitled to re
     ceive, at such time as the Bonus other
     wise becomes payable, an amount equal to one-half (1/2) of the Bonus otherwise attributable to him. In the event that, prior to February 1, 1999, the Company offers to the Executive an extension of his employment for at least one (1) year following the end of the Term on terms substantially similar to those provided herein and the Executive does not accept such offer, the Executive shall be enti-

     tled to receive, at the time such Bonus
     otherwise becomes payable, an amount
     equal to two-thirds (2/3) of the Bonus
     otherwise attributable to him.  In the
     event that, prior to February 1, 1999,
     the Company does not offer to the Execu-

     tive an extension of his employment for
     at least one (1) year following the end
     of the Term on terms substantially simi-

     lar to those provided herein, the Execu-

     tive shall be entitled to receive, at
     the time such Bonus otherwise becomes
     payable, an amount equal to five-sixths
     (5/6) of the Bonus otherwise attribut
     able to him.  Any portion of the Bonus
     not paid to the Executive by operation
     of this Agreement shall be allocated in
     such amounts and to such employees as
     the Board of Directors may in its dis
     cretion determine.

               (c)  Payment of Bonuses.
     The bonus determined pursuant to this
     Section 6 shall be paid to the Executive not less than ten (10) business days following the allocations described in subparagraph (b) hereof; provided, however, that to the extent that the determination of CNATI set forth in subparagraph (a) hereof includes income accrued as a result of securitizations effected during the Bonus Period com mencing with the securitization desig nated by the Company as "1997-1," that portion of the Bonus Pool allocated to such income will be paid only when and to the extent that case is released to the Company from the reserve fund or funds applicable to such securitizations. The Company's obligation to pay the Executive the Bonus accrued pursuant to this Section 6 shall survive the termination of this Agreement.

           7.  Benefits.

               (a)  Throughout the Term,
     the Executive shall be eligible to
     participate in any pension, profit-shar-

     ing, stock option or similar plan or
     program of the Company now existing or
     established hereafter for the benefit of its employees generally, to the extent that he is eligible under the general provisions thereof. The Executive shall also be entitled to participate in any group insurance, hospitalization, medical, health and accident, disability or similar or nonsimilar plan or program of the Company now existing or established hereafter for the benefit of its employees or executives generally, to the extent that he is eligible under the general provisions thereof. To the extent that it can be accomplished without cost to the Company above that payable in respect of other senior officers of the Company, the benefits under such plans and programs shall be at least equivalent to the benefits available to the Executive under plans and programs in which he was par-

     ticipating on January 1, 1994.  To the
     extent that the foregoing plans and
     programs do not provide the Executive
     with disability insurance providing a
     maximum benefit level of at least
     $10,000 per month, the Company shall
     supplement such plans and programs to
     provide such coverage.

               (b)  The Company shall
     reimburse the Executive in a monthly
     amount not to exceed $1,000 in respect
     of the cost of leasing or purchasing an
     automobile to be used by him in connec-

     tion with the Company's business.  In
     addition, the Company shall be responsi-

     ble for all reasonable costs of
     operating, repairing, maintaining and
     insuring such automobile.

               (c)  The Company shall
     provide the Executive with a policy of
     term life insurance in an amount equal
     to $1 million (or, in the Executive's
     discretion, any other form or amount of
     life insurance at an annual premium cost to the Company not in excess of the annual premium for such a policy provid-

     ing $1 million of term life insurance),
     payable to such beneficiary or such
     beneficiaries as shall be designated in
     writing by the Executive.  Such policy
     shall be owned by the Executive or any
     person or entity designated by him. Any incremental increase in the premium cost arising by virtue of the Executive being uninsurable at standard rates shall be paid by the Executive.

               (d)  In the event that
     the Executive shall die prior to the end of the Term, then, as an additional death benefit, the Company shall pay to the Executive's beneficiary or beneficiaries, as the Executive shall have indicated in writing to the Company
     (or, if no such beneficiary has been
     designated, to the Executive's estate),
     an amount equal to one-half (1/2) of the Executive's annual salary in effect at the time of the Executive's death, pur suant to the terms of this Agreement.
     Such death benefit shall be paid (i) in
     addition to any sum otherwise required
     to be paid to such beneficiary or to the Executive's estate by the Company and
     (ii) in six (6) equal consecutive
     monthly installments, commencing on the
     first date following the Executive's
     death that the Executive would have
     otherwise received a salary payment
     hereunder if the Executive had survived.

               (e)  In the event the
     Company shall cause the Executive to
     relocate to offices not within reason-

     able commuting distance of his then
     current residence, the Executive shall
     be entitled to receive full reim-

     bursement from the Company for all
     customary expenses incurred in
     connection with the Executive's moving
     his residence to a location within
     reasonable commuting distance of such
     new office location.  Such expenses
     shall include but not be limited to the
     costs of moving, packing and storing the Executive's personal effects, real estate brokerage fees and legal and other incidental costs. In addition, provided that the Executive is making a reasonably diligent effort to sell his then current residence at a price established in good faith based upon then current market conditions in the immediate vicinity, pending the
     Executive's sale of his then current
     residence the Company shall make avail-

     able to the Executive appropriate living facilities maintained by the Company in the vicinity of the new office location and shall reimburse the cost of travel ing once a week between such residence and office locations. The Company shall further reimburse the Executive upon sale of such residence for the amount, if any, by which the net proceeds from such sale (after brokerage, legal and other incidental closing costs) are less than the costs to the Executive of such residence, including any improvements thereto. The Company shall further pay the Executive an amount equal to the federal, state and local income taxes due (at the highest marginal brackets then in effect) from the Executive with respect to all amounts payable by the Company pursuant to this subsection (e) to the extent not deductible to the Executive under the Internal Revenue
     Code of 1986, as amended, and the regu-

     lations thereunder.

           8.  Termination of Executive's
     Employment.

               (a)  Notwithstanding any
     provisions contained herein to the con
     trary, the Executive's employment may be terminated by the Company upon the Exec utive's death or disability (as defined below) or for Cause (as defined below), and the Executive may terminate his employment for Good Reason (as defined below);

               (b)  For purposes of this
     Agreement, "disability" shall mean the
     Executive is mentally or physically
     disabled from properly and fully per
     forming his duties and responsibilities
     hereunder for a period of 120 consecu-

     tive days or for 180 days, even though
     not consecutive, within any 360-day
     period, all as evidenced by the written
     certification of a qualified medical
     doctor agreed to by the Company and the
     Executive or, in the absence of such
     agreement, by a doctor selected by the
     agreement of a qualified medical doctor
     selected by each of the Company and the
     Executive;

               (c)  For purposes of this
     Agreement, "Cause" shall mean:  (i) the
     conviction of the Executive of a felony
     by a federal or state court of competent jurisdiction; (ii) the continued failure by the Executive to substantially per form the Executive's duties with the Company (other than any such failure resulting from the Executive's incapac ity due to physical or mental illness or any such actual or anticipated failure after the issuance of a notice of termi nation for Good Reason by the Executive) after a written demand for substantial performance is delivered to the Execu tive by the Board, which demand specifi cally identifies the manner in which the Board believes that the Executive has not substantially performed his duties,
     (iii) the engaging by the Executive in
     conduct which is demonstrably and mate
     rially injurious to the Company or its
     subsidiaries, monetarily or otherwise,
     or (iv) the engaging by the Executive in an actual act of dishonesty intended to result in gain to the Executive at the expense of the Company. In no event shall Cause be deemed to include any action or inaction on the part of the Executive undertaken in good faith, consistent with his fiduciary duties to the Company, which are within the "busi ness judgement rule" as such rule or embodiment thereof has been interpreted in accordance with the laws of the ap plicable jurisdiction.

               A notice of termination for
     Cause shall include a copy of a resolu
     tion duly adopted by the affirmative
     vote of a majority of the entire member
     ship of the Board (not including the
     Executive) at a meeting of the Board
     which was called and held for the pur
     pose of considering such termination
     (after reasonable notice to the Execu-

     tive and an opportunity for the Execu
     tive, together with the Executive's
     counsel, to be heard before the Board)
     finding that, in the good faith opinion
     of the Board, the Executive was guilty
     of conduct set forth in the immediately
     preceding paragraph, and specifying the
     particulars thereof in detail.

               (d)  For purposes of this
     Agreement, "Good Reason" shall mean any
     of the following: (i) the assignment to the Executive of duties inconsistent with the Executive's position, duties, responsibilities, titles or offices as described herein, (ii) any material reduction by the Company of the Execu tive's duties or responsibilities (in cluding the appointment, without the
     Executive's consent, of an executive
     officer senior to him other than the
     Chairman of the Board, the Vice Chairman or the Chief Executive Officer), (iii) any reduction by the Company of the Executive's compensation as set forth in Paragraphs 4, 5, 6 or 7 hereof (it being understood that a reduction of benefits applicable to all executives of the Company (including the Executive) shall not be deemed a reduction of the Execu tive's compensation package for purposes of this definition) or (iv) requiring the Executive to be based without his consent at a location not within rea-

     sonable commuting distance of his then
     current residence.

               (e)  In the event that
     the Executive's employment hereunder is
     terminated as a result of death, dis-

     ability or by the Company for Cause, or
     by the Executive without Good Reason, or in the event that this Agreement is not renewed or extended at the end of the Term, then the Company shall have no further obligations or liabilities to the Executive hereunder, such that all benefits and salary (but not the Com pany's obligation to pay the Executive's
     Bonus) provided for within this Agree-

     ment (except for any death or disability benefits that would otherwise continue past the date of such termination) shall terminate simultaneously with the termi nation of the Executive's employment except for benefits and salary earned and accrued through the date of such termination. Nothing in this subsection
     (e) shall supersede any rights of the
     Executive to receive any amounts or
     benefits otherwise due to him upon the
     occurrence of any of the events
     described in the immediately preceding
     sentence, whether such rights are
     created by this Agreement or otherwise.

               (f)  In the event that
     the Executive's employment hereunder is
     terminated by the Company other than for Cause, death, disability, or because the Agreement has not been renewed or extended, or by the Executive for Good
     Reason, the Company shall continue to
     provide the Executive with the salary,
     bonus and benefits enumerated in Para-

     graphs 4, 6 and 7 hereof, respectively,
     at the levels in effect immediately
     prior to such termination (or, if
     applicable, the occurrence of the event
     constituting Good Reason), for the
     remainder of the Term (such period, the
     "Severance Period").  In addition,
     following the Severance Period, the
     Executive shall continue to be entitled
     to receive payment of the Bonus earned
     in accordance with Section 6 hereof.

               (g)  If the Executive's
     employment hereunder is terminated under
     Section 8(f) hereof, the Executive shall be required to mitigate damages; provid-

     ed, however, that the Executive shall
     not be required to accept employment
     that requires him to perform duties
     inconsistent with those of a senior
     executive officer or professional at a
     level for which he is qualified by rea
     son of experience and education.  Any
     salary, bonus and benefits (to the ex
     tent provided at no additional cost to
     the Executive) received by the Executive during or with respect to the Severance
     Period and attributable to services
     rendered by the Executive to persons or
     entities other than the Company shall be applied to reduce the Company's obliga tion to make payments and provide bene fits attributable to periods after such termination.

           9.  Stock Options.  (a)
      Effective as of the date hereof,
     options to purchase an aggregate of
     300,000 shares of common stock of the
     Company previously awarded under the
     Company's 1994 Stock Option Plan (as
     amended) (the "1994 Plan") shall be
     cancelled to the Company.  In consider-

     ation for such cancellation, the
     Compensation Committee of the Board
     shall, effective as of the date hereof,
     grant to the Executive an option to
     purchase 259,695 Shares (as defined in
     the 1994 Plan) under the terms set forth in the 1994 Plan, except as provided below:

           Option exercise price per share:
                $2.50;

           Term of Option:  10 years from
                the date of grant; and

           Termination of Employment:  if
                the Executive's employment
                hereunder is terminated by the
                Company other than for Cause or
                by the Executive for Good Reason
                (as such terms are defined
                herein), the option shall remain
                exercisable, to the extent
                exercisable as of the effective
                date of such termination, for a
                period of the lesser of (1) 1
                year following the effective
                date of such termination and
                (2) the original term of such
                option.

               (b)  In addition, effective
     as of the date hereof, options to pur-

     chase an aggregate of 35,000 shares of
     common stock of the Company previously
     awarded under the Company's 1996 Stock
     Option Plan (as amended) (the "1996
     Plan") shall be cancelled to the
     Company.  In consideration for such
     cancellation, the Compensation Committee of the Board shall, effective as of the date hereof, grant to the Executive an option to purchase 30,305 Shares (as defined in the 1996 Plan) under the terms set forth in the 1996 Plan, except that provisions in respect of the option exercise price, term and exercisability of such option set forth above in subsection (a) of this Section 9 shall also apply to the option granted hereun-

     der.

           10. Covenants of the
     Executive.

               (a)  The Executive
     acknowledges that his employment by the
     Company will throughout his employment
     bring him into close contact with many
     confidential affairs of the Company,
     including information about costs,
     profits, markets, sales, key personnel,
     pricing policies, operational methods,
     and other business affairs, methods and
     information, including plans for future
     developments, not readily available to
     the public.  The Executive further ac-

     knowledges that the services to be per
     formed under this Agreement are of a
     special, unique, unusual, extraordinary
     and intellectual character, and that the Company currently competes or intends to compete with other organizations that are located in all of the states of the United States. In recognition of the foregoing, the Executive covenants and agrees that:

               (i)  he will not knowingly
            divulge any material confidential
            matters of the Company which are not
            otherwise in the public domain and
            will not intentionally disclose them
            to anyone outside of the Company
            during his employment by the Company
            hereunder, other than in the proper
            performance of the duties contem-

            plated herein, or following the ex
            piration or termination for any rea
            son of his employment with the
            Company;

               (ii)  he will deliver
            promptly to the Company upon the
            termination of his employment, or at
            any other time the Company may so
            request, at the Company's expense,
            all memoranda, notes, records,
            reports and other documents (and all
            copies thereof) relating to the
            businesses of the Company which he
            obtained while employed by, or
            otherwise serving or acting on
            behalf of, the Company, or any of
            its subsidiaries or affiliates, and
            which he may then possess or have
            under his control; and

               (iii) for so long as the
            Executive continues to receive
            salary from the Company, whether
            under the terms of this Agreement or
            otherwise (including, but not lim
            ited to, the duration of the Sever
            ance Period), the Executive will
            not, unless the Board shall other-

            wise consent, alone or together with
            any other person, firm, partnership,
            corporation or other entity what-

            soever (except any subsidiaries or
            affiliates of the Company), directly
            or indirectly, whether as an offi-

            cer, director, stockholder, partner,
            proprietor, associate, employee,
            representative, public relations or
            advertising representative, man-

            agement consultant or otherwise:

               (A)  engage in or

               (B)  become or be inter
                         ested in or associ-

                         ated with any other
                         person, corporation,
                         firm, partnership or
                         other entity whatso
                         ever engaged in

       any business which is competitive
            with any business conducted or con
            templated by the Company (a "Similar
            Business").

               (b)  Notwithstanding the
     provisions of subsection (a)(iii) of
     this Paragraph 10, the Executive may
     own, as an inactive investor, securities of a corporation engaged in a competi tive line of business whose equity secu rities are registered under Section
     12(b) or 12(g) of the Exchange Act, so
     long as his beneficial ownership in any
     one such corporation shall not in the
     aggregate constitute more than five
     percent (5%) of any class of equity
     securities of such corporation.

               (c)  As a separate and
     independent covenant, the Executive
     agrees that during the Term, including
     any extensions or renewals therof, and
     for a period of six months thereafter,
     the Executive will not, without the
     consent of the Company (which consent
     shall not be unreasonably withheld) in
     any way, directly or indirectly, for the purpose of conducting or engaging in any Similar Business, call upon, solicit, advise or otherwise do, or attempt to do, business with any clients, customers or accounts of the Company (including for such purposes any subsidiaries of the Company) with whom the Exeuctive had any dealings during the course of the Executive's employment with the Company or any of its affiliates or interfere or attempt to interfere with any officers, employees, representatives or agents of the Company, or induce or attempt to induce any of them to leave the employ of or violate the terms of their con-

     tracts with the Company.

               (d)  The Executive agrees
     that the remedy at law for any breach or threatened breach of any covenant con tained in this Paragraph 10 will be inadequate and that the Company, in addition to such other remedies as may be available to it, at law or in equity, shall be entitled to injunctive relief without bond or other security.

           11.  Governing Law.  This Agree
     ment shall be construed in accordance
     with and governed by the laws of the
     State of New York applicable to
     contracts executed in and to be
     performed solely within such state.

           12.  Notices.  All notices
     required or permitted to be given by
     either party hereunder, including notice of change of address, shall be in writ ing and delivered by hand, or mailed, postage prepaid, certified or registered mail, return receipt requested, to the other party as follows:

     If to the Company:  The Aegis Consumer Fund
     ing Group, Inc.
                    525 Washington Blvd.
                    Jersey City, New Jersey  07310
                    Attention:     Angelo Appierto
                              Chairman of the Board

     If to the Executive:     Joseph F. Battiato
                    125 Johanna Lane
                    Staten Island, New York  10309

           13. Miscellaneous.

               (a)  Entire Agreement.
     This Agreement constitutes the entire
     agreement among the parties with respect to the subject matter hereof and super sedes any and all prior oral or written agreements and understandings; however, this Agreement shall not supersede, dimin-

     ish or modify any rights of the Executive under any employee benefit plans of the Company. There are no oral promises, conditions, representations, under-

     standings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect among the parties. This Agreement may not be amended, and no provision hereof shall be waived, except by a writing signed by the Company and the Executive, or in the case of a waiver, by the party waiving compliance therewith, which states that it is intended to amend or waive a provision of this Agreement. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or failure to act in any other instance, whether or not similar.

               (b)  Further Acts.  The
     parties hereto agree that, after the exe cution of this Agreement, they will make, do, execute or cause to be made, done or executed all such further and other lawful acts, deeds, things, devices, conveyances and assurances in law whatsoever as may be required to carry out the true intention and to give full force and effect to this Agreement.

               (c)  Severability.  Should
     any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or prohibited by an applica-

     ble law, this Agreement shall be consid
     ered divisible as to such provision, which shall be inoperative, and the remainder of this Agreement shall be valid and binding as though such provision were not included herein.

               (d)  Successors and As
     signs. This Agreement shall inure to the benefit of, and be binding upon, the Com pany and any corporation with which the Company merges or consolidates or to which the Company sells all or substantially all of its assets, and upon the Executive and his executors, administrators, heirs and legal representatives.

               (e)  Headings.  All head
     ings in this Agreement are for convenience only and are not intended to affect the meaning of any provision hereof.

               (f)  Counterparts.  This
     Agreement may be executed in two or more counterparts with the same effect as if the signatures to all such counterparts were upon the same instrument, and all such counterparts shall constitute but one instrument.

               (g)  Costs of the Agree
     ment. The Company agrees to reimburse the Executive for all of the costs of negotiating and drafting this Agreement, including the reasonable fees and expenses of the Executive's attorneys, such reim-

     bursement to be paid whether or not this Agreement becomes effective.

           IN WITNESS WHEREOF, the Executive
     has executed this Agreement and the Com
     pany has caused this Agreement to be exe cuted by its duly authorized officer as of the day and year first above written.

                       THE AEGIS CONSUMER
     FUNDING
                           GROUP, INC.

     By:
                       Name:
                       Title:



                       Joseph F. Battiato